Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8: No. 333-208998) pertaining to the Capital Accumulation Plan of The Chubb Corporation of our report dated October 3, 2016, with respect to the financial statements and supplemental schedule of the Capital Accumulation Plan of The Chubb Corporation included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ WeiserMazars LLP

Fort Washington, PA

October 3, 2016

21